EXHIBIT 10.6

MORGAN STANLEY

DIRECTORS’ EQUITY CAPITAL ACCUMULATION PLAN

(as amended and restated November 1, 2018)

Section 1. Purpose

Morgan Stanley, a Delaware corporation (the “Company”), hereby adopts the Morgan Stanley Directors’ Equity Capital Accumulation Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and financial success of the Company by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its stockholders.

Capitalized terms used herein without definition have the meanings ascribed thereto in Section 24.

Section 2. Eligibility and Limitation on Director Compensation

Only directors of the Company who are not employees of the Company or any affiliate of the Company (the “Eligible Directors”) shall participate in the Plan.

Notwithstanding anything in this Plan to the contrary, the aggregate dollar value of Awards granted and Retainers paid to any individual Eligible Director for any Annual Service Period shall not exceed seven hundred and fifty thousand dollars ($750,000). The value of any Awards shall be determined based on the Fair Market Value of a share of Stock on the grant date.

Section 3. Plan Operation

(a) Administration.    Other than as provided in Section 5(c)(v), the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that questions of administration arise, these shall be resolved by the Board. The Board may, in its discretion, delegate to the Chief Financial Officer, the Chief Legal Officer, the Secretary of the Company or to one or more officers of the Company any or all authority and responsibility to act pursuant to the Plan. All references to the “Plan Administrators” in the Plan shall refer to the Board, or the Chief Financial Officer, the Chief Legal Officer, the Secretary or to one or more officers of the Company if the Board has delegated its authority pursuant to this Section 3(a). The determination of the Plan Administrators on all matters within their authority relating to the Plan shall be conclusive.

(b) No Liability.    The Plan Administrators shall not be liable for any action or determination made in good faith with respect to the Plan or any award hereunder, and the Company shall indemnify and hold harmless the Plan Administrators from all losses and expenses (including reasonable attorneys’ fees) arising from the assertion or judicial determination of any such liability.

Section 4. Shares of Stock Subject to the Plan

(a) Stock.    Awards under the Plan shall relate to shares of Stock.

(b) Shares Available for Awards.    Subject to Section 4(c) (relating to adjustments upon changes in capitalization), as of any date, the total number of shares of Stock with respect to which awards may be granted under the Plan shall be equal to the excess (if any) of (i) 3,450,000 shares over (ii) the sum of (A) the number of shares subject to outstanding awards granted under the Plan and (B) the number of shares previously issued pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, shares of Stock covered by awards granted under the Plan that are canceled or expire unexercised shall again become available for awards under the Plan. Shares of Stock that shall be issuable pursuant to the awards granted under the Plan shall be authorized and unissued shares, treasury shares or shares of Stock purchased by, or on behalf of, the Company in open-market transactions.

(c) Adjustments.    In the event of any merger, reorganization, recapitalization, consolidation, sale or other distribution of substantially all of the assets of the Company, any stock dividend, split, spin-off, split-up, split-off, distribution of cash, securities or other property by the Company, or other change in the Company’s corporate structure affecting the Stock, then the following shall be automatically adjusted in order to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the Plan:

(i)          the aggregate number of shares of Stock reserved for issuance under the Plan;

(ii)         the number of shares of Stock subject to outstanding awards;

(iii)        the number of Stock Units credited pursuant to Section 6 and Section 9 of the Plan;

(iv)        the per share purchase price of Stock subject to any stock options granted pursuant to the Plan; and

(v)         the number of shares to be granted pursuant to any other automatic awards that may be provided for under the Plan in the future.

(d) Types of Award.    The Company’s stockholders originally approved the Plan on April 19, 1996, and have subsequently approved amendments to the Plan. The types of award authorized by the stockholders under the Plan are Director Stock, Stock Units, shares of Stock awarded at an Eligible Director’s election pursuant to Section 11 and stock options.

Section 5. Stock Options

(a) Effective as of February 8, 2005 (the “Stock Option Transition Date”), no additional stock options will be awarded under the Plan.

(b) Section 5(a) shall not impair the rights of any person in any stock option that was awarded under the Plan prior to the Stock Option Transition Date. All such stock options shall remain subject to the terms and conditions applicable thereto.

(c) The following terms and conditions apply to stock options issued under the Plan, including without limitation all stock options issued prior to the Stock Option Transition Date:

(i)          Nontransferability.     No stock option granted pursuant to the Plan shall be sold, assigned or otherwise transferred by an Eligible Director other than by will or the laws of descent or distribution and any such stock option may be exercised during the Eligible Director’s lifetime only by such Eligible Director.

(ii)         Limitation on Exercise.    No stock option granted pursuant to this Plan may be exercised for a period of six (6) months from the date such stock option was granted.

(iii)        Effect of Termination.

(A) If an Eligible Director’s service as a director of the Company terminates for a reason other than for Cause, then any stock option granted to such Eligible Director shall remain exercisable following the date of such Eligible Director’s termination of service in accordance with the following provisions:

(a)    Disability, Normal Retirement or Death. If service terminates by reason of Disability, Normal Retirement or death, until the expiration date of the stock option.

(b)    Other. If service terminates for any other reason (except for Cause), until the earlier of 90 days after the termination date and the expiration date of the stock option.

(B) If an Eligible Director is terminated for Cause, all stock options granted under the Plan to such Eligible Director shall be canceled and shall no longer be exercisable, effective on the date of such Eligible Director’s termination for Cause.

(iv)        Expiration Date of Stock Options.    All stock options granted under the Plan shall expire on the tenth anniversary of the date on which they are granted.

(v)         Extension of Exercisability.    Notwithstanding any other provision hereof, the Board shall have the authority, in its discretion, to amend any outstanding stock option granted pursuant to the Plan to extend the exercisability thereof; provided, however, that no such amendment shall cause such stock option to remain exercisable beyond its original expiration date.

(d) Notwithstanding Section 5(a), stock options remain one of the types of award that the stockholders of the Company have authorized for the Plan, and Section 5(a) shall not impair the authority of the Board under Section 15 to amend the Plan in the future to provide for awards of stock options without obtaining additional stockholder approval.

Section 6. Initial and Annual Awards

(a) Initial Awards.    On the first day of the calendar month following the month in which any person becomes an Eligible Director, otherwise than by reason of being elected to the Board at an Annual Meeting, such Eligible Director shall be entitled to receive a number of Initial Stock Units obtained by dividing (x) $250,000 prorated for service during the period beginning on the first day of the calendar month during which such person becomes an Eligible Director until the last day of the calendar month immediately preceding the calendar month during which the first anniversary of the immediately preceding Annual Meeting will occur by (y) the Fair Market Value of a share of Stock on the first day of the calendar month following the month in which such person becomes an Eligible Director; provided, however, that if such a person is elected, appointed or otherwise becomes an Eligible Director less than 60 days prior to the Annual Meeting in any year, then such Eligible Director shall not receive Initial Stock Units pursuant to this Section 6(a). 50% of the Initial Stock Units awarded to an Eligible Director pursuant to this Section 6(a) shall be credited to the Eligible Director’s Career Stock Unit Account and the remaining 50% of the Initial Stock Units shall be credited to the Eligible Director’s Current Stock Unit Account.

(b) Subsequent Awards.    As of the first day of the calendar month following the calendar month in which each Annual Meeting occurs (each such date, an “Annual Grant Date”), each Eligible Director, including, without limitation, any Eligible Director who becomes a member of the Board by reason of being elected to the Board at such Annual Meeting, shall be entitled to receive a number of Annual Stock Units obtained by dividing $250,000 by the Fair Market Value of a share of Stock on the applicable Annual Grant Date; provided, that such Eligible Director shall continue to serve as a director of the Company after such Annual Meeting. 50% of the Annual Stock Units awarded to an Eligible Director pursuant to this Section 6(b) shall be credited to the Eligible Director’s Career Stock Unit Account and the remaining 50% of the Annual Stock Units shall be credited to the Eligible Director’s Current Stock Unit Account. Annual Stock Units and Initial Stock Units credited to the Eligible Director’s Career Stock Unit Account pursuant to this Section 6(b) or pursuant to Section 6(a) above are referred to as “Career Stock Units”.

(c) Limitation on Transfer.    Any Director Stock awarded under the Plan may not be sold, transferred, pledged, assigned or otherwise conveyed by an Eligible Director for a period of six (6) months from the date such Director Stock is awarded. Neither Annual Stock Units nor Initial Stock Units may be sold, transferred, pledged, assigned or otherwise conveyed by an Eligible Director. The shares delivered upon conversion of Annual Stock Units and Initial Stock Units will not be subject to any transfer restrictions, other than those that may arise under securities laws or the Company’s policies.

(d) No Effect on Prior Initial Awards or Prior Subsequent Awards.    The provisions of this Section 6 apply to all Initial Awards and Subsequent Awards made on or after the Stock Unit Transition Date. Nothing herein shall alter the grants of Initial Awards and Subsequent Awards made prior to the Stock Unit Transition Date.

Section 7. Vesting Schedule

(a) Initial Stock Units.     The Initial Stock Units shall be fully vested upon grant.

(b) Annual Stock Units.

(i)        Annual Stock Units Granted Prior to November 1, 2018. The Annual Stock Units shall vest in 12 substantially equal installments on the last day of each month beginning with the calendar month during which the applicable Annual Meeting is held, assuming that the Eligible Director continues to serve as a director of the Company through the last day of the relevant month.

(ii)        Annual Stock Units Granted after November 1, 2018. The Annual Stock Units shall vest in 12 substantially equal installments on the first day of each month beginning on the applicable Annual Grant Date, assuming that the Eligible Director continues to serve as a director of the Company through the first day of the relevant month.

Section 8. Death, Disability and Governmental Service

(a) Death or Disability.    All of an Eligible Director’s unvested Stock Units will vest in full as of the date of the Eligible Director’s termination of service on the Board due to death or Disability. Notwithstanding any election made by an Eligible Director on any Deferral Election Form or any other provision of the Plan, in the event of such Eligible Director’s death, all amounts credited to such Eligible Director’s Cash Account, Current Stock Unit Account and Career Stock Unit Account, and any Deferred Amount that has not yet been credited to such Eligible Director’s Cash Account or Current Stock Unit Account, will be paid in a lump sum to the Eligible Director’s beneficiary (or if no beneficiary has been designated, to such Eligible Director’s estate) upon the Eligible Director’s death, provided that such beneficiary or the legal representative of such Eligible Director’s estate, as applicable, notifies the Company of the Eligible Director’s death within 60 days following death. Following an Eligible Director’s termination of service on the Board due to Disability, distributions under the Plan will be made in accordance with the Eligible Director’s Deferral Election, and in the absence of a Deferral Election, as provided in Section 9(a).

(b) Governmental Service Resignation.    Notwithstanding any election made by an Eligible Director on any Deferral Election Form, if an Eligible Director resigns as a director of the Company as a result of accepting employment at a governmental department or agency, self-regulatory agency or other public service employer (a “Governmental Employer”) (such resignation is referred to herein as a “Governmental Service Resignation”), then (i) if the Eligible Director provides the Company with satisfactory evidence demonstrating that as a result of such employment, the divestiture of his or her continued interest in Company equity awards or continued ownership of Stock is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to the Eligible Director at such Governmental Employer, all of an Eligible Director’s unvested Stock Units will vest in full as of the date of the Eligible Director’s Governmental Service Resignation, all amounts credited to the Eligible Director’s Current Stock Unit Account and Career Stock Unit Account will be distributed in a lump sum in accordance with Section 9(g), and all transfer restrictions will lift on shares of Director Stock held by the Eligible Director, on the date of such Governmental Service Resignation, and (ii) if the Eligible Director provides the Company with satisfactory evidence demonstrating that as a result of such employment, the divestiture of the Eligible Director’s continued interest in his or her Cash Account is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to the Eligible Director at such Governmental Employer, all amounts credited to the Eligible Director’s Cash Account will be distributed in a lump sum on the date of such Governmental Service Resignation.

(c) Governmental Service following Resignation.    Notwithstanding any election made by an Eligible Director on any Deferral Election Form, if, following an Eligible Director’s Service Termination Date, the Eligible Director accepts employment with a Governmental Employer, then (i) upon providing the Company with satisfactory evidence demonstrating that as a result of such employment the divestiture of the Eligible Director’s continued interest in Company equity awards or continued ownership of Stock is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to the Eligible Director at such Governmental Employer, all amounts credited to the Eligible Director’s Current Stock Unit Account and Career Stock Unit Account will be distributed in a lump sum in accordance with Section 9(g), and all transfer restrictions will lift on shares of Director Stock held by the Director, on the date on which the Eligible Director provides the Company with such satisfactory evidence, and (ii) if the Eligible Director provides the Company with satisfactory evidence demonstrating that as a result of such employment, the divestiture of the Eligible Director’s continued interest in his or her Cash Account is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to the Eligible Director at such Governmental Employer, all amounts credited to the Eligible Director’s Cash Account will be distributed in a lump sum on the date on which the Eligible Director provides the Company with such satisfactory evidence.

Section 9. Distributions and Deferral Elections

(a) Distributions.     Distributions from an Eligible Director’s Current Stock Unit Account in respect of Current Stock Units as to which an Eligible Director has not made a Deferral Election will be made, subject to the other provisions of this Plan, in a lump sum on the first anniversary of the date of grant. Distributions from an Eligible Director’s Career Stock Unit Account in respect of Career Stock Units as to which an Eligible Director has not made a Deferral Election will be made, subject to the other provisions of this Plan, in a lump sum on such Eligible Director’s Service Termination Date. Notwithstanding any provision to the contrary in this Plan or any Deferral Election Form, no amounts credited to an Eligible Director’s Career Stock Unit Account shall be distributed prior to such Eligible Director’s Service Termination Date.

(b) Deferral of Retainers.     An Eligible Director may make a Deferral Election to defer receipt of such Eligible Director’s Retainers for a given service period. An Eligible Director may make such a Deferral Election by submitting a Deferral Election Form to the Secretary, indicating whether distributions are to be made in:

(i)         a lump sum on such Eligible Director’s Service Termination Date; or

(ii)        installments in accordance with Section 9(f).

A Deferral Election pursuant to this Section 9(b) must relate to all Retainers to be earned by an Eligible Director during a given service period. Deferral Election Forms must be submitted prior to the start of the calendar year during which the services giving rise to such Retainer to be deferred begin; provided, however, that in the case of an Eligible Director who is newly elected or appointed to the Board, such Eligible Director’s Deferral Election Form relating to the Retainer earned during the service period commencing on the date of such election or appointment may be submitted within 30 days after the date of such election or appointment. In all cases, a Deferral Election Form shall be effective only with respect to Retainers that are earned after the Deferral Election is made. An Eligible Director may make only one Deferral Election covering Retainers to be earned during a given service period (so that an Eligible Director may not, for example, make one Deferral Election relating to the Annual Retainer and a different Deferral Election relating to a Committee Retainer). Deferral Elections (including indications on the Deferral Election Form as to form of distributions), once made, shall be irrevocable. Notwithstanding the foregoing, a Deferral Election may be superseded with respect to future deferrals of an Eligible Director’s Retainers by submitting a new Deferral Election Form to the Secretary, in which case such new Deferral Election shall be effective starting with the Retainer earned in the service period that begins in the calendar year following the calendar year in which such new Deferral Election Form is submitted.

(c) Crediting of Deferrals of Retainers.    Deferrals of an Eligible Director’s Retainers shall be allocated to a Current Stock Unit Account. As of each Retainer Payment Date, the Company shall credit the Eligible Director’s Current Stock Unit Account with a number of Elective Stock Units determined by dividing (X) the Deferred Amount of Retainers that otherwise would be paid in cash on such Retainer Payment Date by (Y) the Fair Market Value of a share of Stock on such Retainer Payment Date.

(d) Deferrals of Current Stock Units.    An Eligible Director may make a Deferral Election to defer receipt of the Current Stock Units to be earned for a given service period by submitting a Deferral Election Form to the Secretary indicating whether distributions are to be made in:

(i)         a lump sum on such Eligible Director’s Service Termination Date; or

(ii)        installments in accordance with Section 9(f).

A Deferral Election pursuant to this Section 9(d) must relate to all Current Stock Units to be earned by an Eligible Director during a given service period. Deferral Election Forms must be submitted prior to the start of the calendar year during which the services giving rise to such Current Stock Units to be deferred begin; provided, however, that in the case of an Eligible Director who is newly elected or appointed to the Board, such Eligible Director’s Deferral Election Form relating to the Current Stock Units earned during the service period commencing on the date of such election or appointment (that is, 50% of the Eligible Director’s Initial Stock

Units) may be submitted within 30 days after the date of such election or appointment. In all cases, a Deferral Election Form shall be effective only with respect to Current Stock Units that are earned after the Deferral Election is made. Deferral Elections (including indications on the Deferral Election Form as to form of distributions), once made, shall be irrevocable. Notwithstanding the foregoing, a Deferral Election may be superseded with respect to future deferrals of an Eligible Director’s Current Stock Units by submitting a new Deferral Election Form to the Secretary, in which case such new Deferral Election shall be effective starting with the Current Stock Units earned in the service period that begins in the calendar year following the calendar year in which such new Deferral Election Form is submitted.

(e) Deferrals of Career Stock Units.    An Eligible Director may elect to defer receipt of the Career Stock Units to be earned for a given service period by submitting a Deferral Election Form to the Secretary indicating the distributions are to be made in installments in accordance with Section 9(f).

A Deferral Election pursuant to this Section 9(e) must relate to all Career Stock Units to be earned by an Eligible Director during a given service period. Deferral Election Forms must be submitted prior to the start of the calendar year during which the services giving rise to such Career Stock Units to be deferred begin; provided, however, that in the case of an Eligible Director who is newly elected or appointed to the Board, such Eligible Director’s Deferral Election Form relating to the Career Stock Units earned during the service period commencing on the date of such election or appointment (that is, 50% of the Eligible Director’s Initial Stock Units) may be submitted within 30 days after the date of such election or appointment. In all cases, a Deferral Election Form shall be effective only with respect to the Career Stock Units that are earned after the Deferral Election is made. Deferral Elections (including indications on the Deferral Election Form as to form of distributions), once made, shall be irrevocable. Notwithstanding the foregoing, a Deferral Election relating to Career Stock Units may be superseded with respect to future deferrals by submitting a new Deferral Election Form to the Secretary, in which case such new Deferral Election shall be effective starting with the Career Stock Units earned in the service period that begins in the calendar year following the calendar year in which such new Deferral Election Form is submitted.

(f) Installment Distributions.    Installment distributions shall be made in no more than five annual installments commencing in the calendar year following the year in which the Eligible Director’s Service Termination Date occurs. The amount to be distributed in any installment pursuant to a specific Deferral Election Form shall be determined by dividing the number of Stock Units in the Career Stock Unit Account and/or the Current Stock Unit Account, as applicable, that are subject to such Deferral Election Form by the number of remaining installments. Undistributed Deferred Amounts remain subject to the provisions of this Section 9.

(g) Form of Distributions.    Distributions made from the Current Stock Unit Account and the Career Stock Unit Account shall be for a number of whole shares of Stock equal to the number of whole Stock Units to be distributed and cash in lieu of any fractional share (determined by using the Fair Market Value of a share of Stock on the date on which such distributions are distributed). All distributions from the Cash Account shall be paid in cash.

(h) Dividend Equivalents.    If there are Stock Units in an Eligible Director’s Current Stock Unit Account or Career Stock Unit Account on a dividend record date with respect to the Company’s Stock, the Current Stock Unit Account or Career Stock Unit Account, as applicable, shall be credited, on the dividend payment date for such dividend record date, with an additional number of Stock Units (“Dividend Equivalents”) equal to:

(i)          the cash dividend paid on one share of Stock; multiplied by

(ii)         the number of Stock Units in such Account on such dividend record date; with the product of (i) and (ii) divided by

(iii)        the Fair Market Value of a share of Stock on the dividend payment date.

Dividend Equivalents credited in respect of Stock Units subject to vesting shall be fully vested upon grant.

(i) No Effect on Prior Deferral Elections.    The provisions of this Section 9 apply to all Deferral Elections made on or after the Stock Unit Transition Date. Nothing herein shall alter the terms of effective Deferral Elections made prior to the Stock Unit Transition Date.

(j) Date of Payment.    Unless the Plan Administrator determines otherwise, whenever a Deferral Election specifies a calendar year for payment of all or a portion of a Deferred Amount, such payment shall be made on January 2 of the specified calendar year

(k) Rule of Construction for Timing of Payment.    Whenever a Deferral Election or the Plan provides for payment upon a specified event or date, such payment will be considered to have been timely made, and neither the Eligible Director nor any of his or her beneficiaries or estate shall have any claim against the Company for damages based on a delay in payment, and the Firm shall have no liability to the Eligible Director (or to any of his or her beneficiaries or estate) in respect of any such delay, as long as payment is made by December 31 of the year in which occurs the applicable specified event or date or, if later, by the 15th day of the third calendar month following such specified event or date.

(l) Deferral of Meeting Fees.    As of the Stock Option Transition Date, the Company does not pay Meeting Fees. In the event that the Company determines in the future to pay Meeting Fees to Eligible Directors, and in the case of Meeting Fees deferred prior to the Stock Option Transition Date, the provisions of this Section 9 relating to elective deferrals of Retainers, and the provisions of Section 11 relating to Stock Elections, shall apply to such Meeting Fees mutatis mutandis; provided, however, that any Deferred Amount resulting from deferral of all or part of an Eligible Director’s Meeting Fees (other than Meeting Fees for meetings of the Board or any committee thereof held on the date of an Annual Meeting) will initially be credited to the Cash Account as of the date on which the Eligible Director becomes entitled to payment of the Meeting Fees, shall thereafter be credited with Interest Equivalents as calculated under this Section 9(l) (such Deferred Amount as increased by such Interest Equivalents being the “Adjusted Deferred Amount”) and will thereafter be debited from the Cash Account and credited to the Eligible Director’s Current Stock Unit Account as of the date of the next Annual Meeting following the date of such meeting (or, if the Eligible Director’s service on the Board terminates prior to the next Annual Meeting following the date of such meeting, as of the first business day following his or her Service Termination Date), with the number of Stock

Units credited to the Current Stock Unit Account being the amount obtained by dividing (i) the relevant Adjusted Deferred Amount by (ii) the Fair Market Value of a share of Stock on the date of such Annual Meeting or the Service Termination Date, as applicable. As of the last day of each fiscal quarter and the Eligible Director’s Service Termination Date, the Eligible Director’s Cash Account will be credited with an Interest Equivalent equal to (i) the Rate of Interest, multiplied by (ii) the Average Daily Cash Balance, multiplied by (iii) the number of days during the fiscal quarter or other period during which such Cash Account had a positive balance, divided by (iv) 365.

Section 10. Designation of Beneficiaries

An Eligible Director may designate one or more beneficiaries to receive any distributions under the Plan upon the Eligible Director’s death, and may change such designation at any time by submitting a new beneficiary designation form to the Secretary.

Section 11. Election to Receive Stock

(a) Effective as of November 1, 2018 (the “Stock Transition Date”), an Eligible Director may no longer make a Stock Election under the Plan.

(b) Section 11(a) shall not impair the rights of any person who received all or any part of such person’s Retainers in shares of Stock awarded under the Plan prior to the Stock Transition Date. All such shares of Stock shall remain subject to the terms and conditions applicable thereto.

(c) The following terms and conditions apply to Stock Elections and shares of Stock issued under the Plan pursuant to a Stock Election prior to the Stock Transition Date:

(i)        Payment in Stock. As of each Retainer Payment Date, an Eligible Director who has made a Stock Election will receive, in lieu of the Retainer elected to be received in Stock, a whole number of shares of Stock (but not fractional shares) determined by dividing:

(A) the amount of the Retainer that is payable to the Eligible Director on the applicable Retainer Payment Date and is subject to a Stock Election; by

(B) the Fair Market Value of a share of Stock on such Retainer Payment Date.

In no circumstances shall an Eligible Director be entitled to receive, or shall the Company have any obligation to issue to the Eligible Director, any fractional share of Stock. In lieu of any fractional share of Stock, the Eligible Director shall be entitled to receive, and the Company shall be obligated to pay to such Eligible Director, cash equal to the value of any fractional share of Stock (determined by using the Fair Market Value of a share of Stock on such Retainer Payment Date).

(d) Notwithstanding Section 11(a), shares of Stock awarded at an Eligible Director’s election pursuant to this Section 11 remain one of the types of award that the stockholders of the Company have authorized for the Plan, and Section 11(a) shall not impair the authority of the Board under Section 15 to amend the Plan in the future to provide for awards of shares of Stock without obtaining additional stockholder approval.

Section 12. Fair Market Value

“Fair Market Value” shall mean, with respect to each share of Stock for any day:

(a) if the Stock is listed for trading on the New York Stock Exchange, (i) the volume weighted average price of the Stock, reflecting composite trading between 9:30 a.m. and 4:00 p.m. (Eastern time) on such date, as reported by the Bloomberg Professional Service on the MS Equity Volume at Price page under the “VWAP” field, at 4:00 p.m. on such date, rounded up to the nearest whole cent, or, if not so reported, as reported by another third party source to which the Company has access on such date, or if no such reported sale of the Stock shall have occurred on such date, on the most recent date on which such a reported sale occurred; or (ii) if the volume weighted average price is not available from a third party source to which the Company has access on such date or on the most recent date on which a reported sale occurred, “Fair Market Value” will be the average of the high and low prices of the Stock as reported on the Consolidated Transaction Reporting System on such date, or if no such reported sale of the Stock shall have occurred on such date, on the most recent date on which such a reported sale occurred; or

(b) if the Stock is not so listed, but is listed on another national securities exchange, the closing price, regular way, of the Stock on such exchange, rounded up to the nearest whole cent, on which the largest number of shares of Stock have been traded in the aggregate on the preceding twenty trading days, or, if no such reported sale of the Stock shall have occurred on such date on such exchange, on the most recent date on which such a reported sale occurred on such exchange, or

(c) if the Stock is not listed for trading on a national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers, rounded up to the nearest whole cent, or, if no such prices shall have been so reported for such date, on the most recent date for which such prices were so reported.

Section 13. Issuance of Stock

(a) Restrictions on Transferability.    All shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable or legally necessary under any laws, statutes, rules, regulations and other legal requirements, including, without limitation, those of any stock exchange upon which the Stock is then listed and any applicable federal, state or foreign securities law.

(b) Compliance with Laws.    Anything to the contrary herein notwithstanding, the Company shall not be required to issue any shares of Stock under the Plan if, in the opinion of legal counsel to the Company, the issuance and delivery of such shares would constitute a violation by the Eligible Director or the Company of any applicable law or regulation of any governmental authority, including, without limitation, federal and state securities laws, or the regulations of any stock exchanges on which the Company’s securities may then be listed.

Section 14. Withholding Taxes

The Company may require as a condition of delivery of any shares of Stock that the Eligible Director remit (i) in cash, (ii) by tendering (or attesting to the ownership of) shares of Stock that the Company determines will not result in unfavorable accounting treatment or (iii) by the Company withholding shares of Stock, an amount sufficient to satisfy all foreign, federal, state, local and other governmental withholding tax requirements relating thereto (if any) and, exclusively in the case of an award that does not constitute a deferral of compensation subject to Section 409A, any or all indebtedness or other obligation of the Eligible Director to the Company or any of its subsidiaries. In the case of any award that constitutes a deferral of compensation subject to Section 409A, the Company may not withhold shares of Stock to satisfy obligations that an Eligible Director owes to the Company or any of its subsidiaries other than with respect to taxes or other governmental charges imposed on amounts received by the Eligible Director pursuant to such award, except to the extent such withholding is not prohibited by Section 409A and would not cause the Eligible Director to recognize income for United States federal income tax purposes prior to the time of payment of the award or to incur interest or additional tax under Section 409A. Any shares tendered or withheld pursuant to this Section 14 will be valued at Fair Market Value on the relevant payment or exercise date, as applicable.

Section 15. Plan Amendments and Termination

The Board may suspend or terminate the Plan at any time, in whole or in part. Termination of the Plan shall not adversely affect the rights of Eligible Directors in Career Stock Unit Accounts, Cash Accounts and Current Stock Unit Accounts outstanding at the time of termination. Notwithstanding any termination of the Plan, distributions to Eligible Directors in respect of their Career Stock Unit Accounts, Cash Accounts and Current Stock Unit Accounts shall be made at the times and in the manner provided herein.

The Board may also alter, amend or modify the Plan at any time. These amendments may include (but are not limited to) changes that the Board considers necessary or advisable as a result of changes in, or the adoption or interpretation of, any law, regulation, ruling, judicial decision or accounting standards (collectively, “Legal Requirements”). The Board may not amend or modify the Plan in a manner that would materially impair an Eligible Director’s rights in any Career Stock Unit Account, Cash Account or Current Stock Unit Account without the Eligible Director’s consent; provided, however, that the Board may, without an Eligible Director’s consent, amend or modify the Plan in any manner that it considers necessary or advisable to comply with any Legal Requirement or to ensure that amounts credited to an Eligible Director’s Career Stock Unit Account, Cash Account or Current Stock Unit Account are not subject to federal, state or local income tax prior to payment.

Notwithstanding the foregoing, if any provision of this Plan would, in the reasonable, good faith judgment of the Company, result in or likely result in the imposition on any Eligible Director or any other person of any tax, interest or penalty under Section 409A, the Company may reform this Plan or any provision hereof, without the consent of any Eligible Director, in the manner that the Company reasonably and in good faith determines to be necessary or advisable to avoid the imposition of such tax, interest or penalty; provided, however, that any such reformation shall, to the maximum extent the Company reasonably and in good faith determines to be possible, retain the economic and tax benefits to the Eligible

Directors hereunder while not materially increasing the cost to the Company of providing such benefits to the Eligible Directors.

The Board may delegate to the Plan Administrator its authority under this Section 15 to amend any provision of the Plan for which approval by the Board (or a committee thereof) is not required under applicable law or the rules of any national securities exchange on which the Stock is traded.

Section 16. Listing, Registration and Legal Compliance

If the Plan Administrators shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained. The term “Consent” as used herein with respect to any Plan Action means (i) the listing, registrations or qualifications in respect thereof upon any securities exchange or under any foreign, federal, state or local law, rule or regulation, (ii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, or (iii) any and all written agreements and representations by an Eligible Director with respect to the disposition of Stock or with respect to any other matter, which the Plan Administrators shall deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made.

Section 17. Right Reserved

Nothing in the Plan shall confer upon any Eligible Director the right to continue as a director of the Company or affect any right that the Company or any Eligible Director may have to terminate the service of such Eligible Director.

Section 18. Rights as a Stockholder

Except as otherwise provided by the terms of any applicable Benefit Plan Trust, an Eligible Director shall not, by reason of any stock option, Director Stock, Stock Unit or Stock Amount, have any rights as a stockholder of the Company until Stock has been issued to such Eligible Director.

Section 19. Unfunded Plan

The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Eligible Director or other person. To the extent any person holds any rights by virtue of a pending grant or deferral under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company. Notwithstanding the foregoing, the Company may (but shall not be obligated to) contribute shares of Stock corresponding to Stock Units to a Benefit Plan Trust, provided that the principal and income of any such Benefit Plan Trust shall be subject to the claims of general creditors of the Company. The Company may amend the terms of any Benefit Plan Trust as applicable to any one or more Eligible Directors in order to procure favorable tax treatment for such Eligible Director(s) or to comply with the laws applicable in any non-U.S. jurisdiction.

Section 20. Governing Law

The Plan is deemed adopted, made and delivered in New York and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

Section 21. Severability

If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

Section 22. Notices

All notices and other communications hereunder shall be given in writing and shall be deemed given when personally delivered against receipt or five days after having been mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Company: Morgan Stanley, 1585 Broadway, New York, New York 10036, Attention: Corporate Secretary; and (b) if to an Eligible Director, at the Eligible Director’s principal residential address last furnished to the Company. Either party may, by notice, change the address to which notice to such party is to be given.

Section 23. Section Headings

The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

Section 24. Definitions

As used in the Plan, the following terms shall have the meanings indicated below:

“Account” means Cash Account, Career Stock Unit Account or Current Stock Unit Account, as applicable.

“Adjusted Deferred Amount” has the meaning set forth in Section 9(l).

“Annual Grant Date” has the meaning set forth in Section 6(b).

“Annual Meeting” means an annual meeting of the Company’s stockholders.

“Annual Retainer” means a cash retainer for services as a member of the Board.

“Annual Service Period” means the period from the immediately preceding Annual Meeting until the next succeeding Annual Meeting.

“Annual Stock Units” means the Stock Units awarded to an Eligible Director pursuant to Section 6(b).

“Average Daily Cash Balance” means the sum of the daily balances for a Cash Account for any quarter or shorter period for which the calculation is made, divided by the number of days on which a positive balance existed in such Cash Account.

“Awards” means Initial Awards and Subsequent Awards.

“Benefit Plan Trust” means any trust established by the Company under which Eligible Directors, or Eligible Directors and participants in designated employee benefit plans of the Company, constitute the principal beneficiaries.

“Board” means the board of directors of the Company.

“Career Stock Unit Account” means a bookkeeping account to which Initial Stock Units and Annual Stock Units are credited pursuant to Section 6(a) and Section 6(b).

“Career Stock Units” has the meaning set forth in Section 6(b).

“Cash Account” means a bookkeeping account to which Meeting Fees are credited pursuant to Section 9(l) or which had a positive balance as of the Stock Unit Transition Date.

“Cause” means, with respect to any Eligible Director, termination of service on the Board on account of any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate.

“Committee Retainer” means a cash retainer for services as a member or chair of any committee of the Board.

“Company” has the meaning set forth in Section 1.

“Consent” has the meaning set forth in Section 16.

“Current Stock Unit Account” means a bookkeeping account to which Deferred Amounts are credited pursuant to Section 6(a), Section 6(b) or Section 9(c).

“Current Stock Units” means Annual Stock Units and Initial Stock Units credited to the Eligible Director’s Current Stock Unit Account pursuant to Section 6(a) or Section 6(b).

“Deferral Election” means a deferral election by an Eligible Director made with respect to any Retainers, Director Stock, Initial Stock Units and/or Annual Stock Units.

“Deferral Election Form” means an election form submitted by an Eligible Director to the Secretary with respect to any Retainers, Director Stock, or Stock Units.

“Deferred Amount” means the amount, in dollars, of Retainers, Initial Stock Units and/or Annual Stock Units that an Eligible Director elected to defer in accordance with the terms of the Plan.

“Director Stock” means shares of Stock awarded to an Eligible Director for service on the Board. As of the Stock Unit Transition Date, no additional Director Stock will be awarded under the Plan, but Director Stock remains one of the types of award that the stockholders of the Company have authorized for the Plan, and nothing herein shall impair the authority of the Board under Section 15 to amend the Plan in the future to provide for awards of Director Stock without obtaining additional stockholder approval.

“Disability” means a “permanent and total disability” as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

“Dividend Equivalents” has the meaning set forth in Section 9(h).

“Elective Stock Units” means Stock Units that an Eligible Director elects to receive in lieu of Retainers pursuant to Section 9(b).

“Eligible Directors” has the meaning set forth in Section 2.

“Fair Market Value” has the meaning set forth in Section 12.

“Governmental Employer” has the meaning set forth in Section 8(b).

“Governmental Service Resignation” has the meaning set forth in Section 8(b).

“Initial Awards” means any awards made to an Eligible Director pursuant to Section 6(a), including any predecessor version thereof.

“Initial Stock Units” means the Stock Units awarded to an Eligible Director pursuant to Section 6(a).

“Interest Equivalent” means an additional amount to be credited to a Cash Account calculated in accordance with Section 9(l).

“Lead Director Retainer” means a cash retainer for services as the lead director of the Board.

“Meeting Fees” means fees (if any) payable to an Eligible Director for participation in meetings of the Board or any committee thereof.

“Normal Retirement” means the termination of service on the Board for retirement at or after attaining age 65, other than for Cause, Disability or death.

“Plan” has the meaning set forth in Section 1.

“Rate of Interest” means the time weighted average interest rate paid by the Company for a quarter, or such shorter period from the end of the preceding quarter to an Eligible Director’s Service Termination Date, to institutions from which it borrows funds.

“Retainer” means the Annual Retainer, the Committee Retainer and/or the Lead Director Retainer, as applicable.

“Retainer Payment Date” means, with respect to any Retainer, the date on which such Retainer is payable to an Eligible Director.

“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the rules, regulations and guidance thereunder (or any successor provisions thereto).

“Service Termination Date” means the date of an Eligible Director’s termination of service on the Board or such later date as constitutes the Eligible Director’s separation from service with the Company for purposes of Section 409A.

“Stock” means the Company’s common stock, par value $0.01 per share, and any other shares into which such stock shall thereafter be changed by reason of any merger, reorganization, recapitalization, consolidation, split-up, combination of shares or similar event as set forth in and in accordance with Section 4.

“Stock Amount” means the percentage of the Retainers that an Eligible Director elects to have paid in Stock pursuant to a Stock Election.

“Stock Election” means an election by an Eligible Director to receive all or a portion of the Eligible Director’s Retainers in shares of Stock.

“Stock Option Transition Date” has the meaning set forth in Section 5(a).

“Stock Transition Date” has the meaning set forth in Section 11(a).

“Stock Unit Transition Date” means November 16, 2009.

“Stock Units” means Initial Stock Units, Annual Stock Units and/or Elective Stock Units, as applicable.

“Subsequent Awards” means any awards made to an Eligible Director pursuant to Section 6(b), including any predecessor version thereof.